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                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

ARTICLES OF AMENDMENT -
DOMESTIC BUSINESS CORPORATION

         In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. ss. 1806), the undersigned corporation desiring to amend the Articles does hereby certify that:

         1. The name of the corporation is: W. Market St. Co. (A close corporation)

         2. The location of its registered office in this Commonwealth is the Department of State is hereby authorized to correct the following statement to conform to the records of the Department:

         P.O. Box 591, 119 West Market Street, Lewistown, PA 17044

         3. The statute by or under which it was incorporated is: Business Corporation Law, 1933, P.L. 364

         4.   The date of its incorporation is: December 11, 1978

         5. The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

         6.   At the time of the action of shareholders

              (a)  The total number of shares outstanding was: five (5).

              (b)  The number of shares entitled to vote was: five (5).

         7.   In the action taken by the shareholders

              (a) The number of shares voted in favor of the amendment was: five (5).

              (b)  The number of shares voted against the amendment was:
                   none (0).

         8. The amendment adopted by the shareholders set forth in full is as follows:

              Paragraph 1 of the Articles of Incorporation shall be amended to read as follows:

              1. The name of the corporation is Unimark Plastics Inc. (A close corporation).

         9. This amendment shall be effective on and after December 31, 1978, and upon proper Consent to Appropriation of Name by Unimark Plastics, Inc.


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                  IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 28th day of December, 1978.

                                          By:      ____________________________
                                                  (Signature)

                                                   ____________________________
                                                  (Title)